Exhibit 10.6

Form of

Futures Account Agreement

In consideration of the acceptance and maintenance of one or more accounts in commodities, commodity futures contracts, options or commodities or options on commodity futures contracts, exchange for physicals and foreign exchange transactions (collectively, “futures contracts”) by Wedbush Futures, a division of Wedbush Securities Inc. (“Broker”) for the undersigned (“Customer”), it is agreed as follows (the Customer Agreement is referred to herein at times as the “Agreement”):

1.	AUTHORIZATION:

Customer authorizes Broker to purchase and sell futures contracts for Customer’s account in accordance with Customer’s oral, written or electronic instructions. Customer hereby waives any defense that any such instructions were not in writing as may be required by the Statute of Frauds or any other law, rule, or regulation. If Customer’s account has been introduced to Broker by an introducing broker (“Introducing Broker”), Customer acknowledges that Broker may pay a portion of its fees and commissions to Introducing Broker and may share Customer’s information with Introducing Broker. Customer agrees that Broker shall have no liability with respect to Introducing Broker’s actions or omissions other than as required by applicable law (the phrase “applicable law(s)” shall be broadly construed to refer also to applicable regulations and the rules and policies of applicable regulators, clearing houses and exchanges/markets).

2.	MARGIN REQUIRED:

Customer will at all times maintain collateral and margin for all accounts as from time to time may be required by Broker in its sole discretion or demanded by applicable laws. Customer understands that the margins required by Broker may exceed the amounts required by applicable laws or exchange or clearing house minimums. Customer shall make such margin deposits as and when requested by Broker in such manner as Broker shall designate. All deposits shall be deemed made when actually received by Broker. Any failure by Broker to call for margin at any time shall not constitute a waiver of Broker’s right to do so any time thereafter, nor shall it create any liability to Customer. Broker shall not be liable to Customer for the loss or loss of use of any margin deposits or option premiums which loss is the direct or indirect result of the bankruptcy, insolvency, liquidation, receivership, custodianship, or assignment for the benefit of creditors of any bank, other clearing broker, exchange, clearing organization, or similar entity.

3.	FEES AND OTHER CHARGES:

Customer shall pay Broker (a) applicable brokerage, commission and other charges on any transaction executed by Broker on Customer’s behalf in effect from time to time; (b) any charges imposed on such transaction by the exchange or clearing house through which it is executed, any other transaction fees, and any tax imposed on such transaction by competent authority; (c) the amount of any loss or cost suffered by Broker that may result from such transaction; and (d) interest and service charges on any deficit in Customers’ account balance at the rates customarily charged by Broker. Such payments shall be made to Broker at its address stated above or such other place as Broker gives notice to Customer.

4.	DEBIT AUTHORIZATION:

In consideration of the goods, products, and/or services provided to Customer by Broker, Customer hereby authorizes Broker to debit Customer’s account(s) without further notice for any and all fees, and expenses incurred by Broker and/or its agents and/or vendors in connection with Customer’s account(s) including, but not limited to, in connection with software, market data, clearing and exchange fees and expenses, commissions and/ other amounts for which Customer is responsible pursuant to Customer’s agreements with Broker and/or its agents or vendors.

5.	SINGLE ACCOUNT:

All transactions in futures contracts for or in connection with Customer’s accounts shall be deemed to be included in a single account notwithstanding the fact that such transactions may be segregated on Broker’s records into separate accounts, either severally or jointly with others. Any transfer between such accounts may be made on Customer’s verbal instructions or at any time, from time to time, in Broker’s discretion, Broker may without notice to Customer, apply or trans fer any or all monies, securities, commodities, options, commodity futures contracts or other property of Customer interchangeably among any of Customer’s accounts; provided, however, that Broker shall not, without Customer’s prior written consent, use Customer’s net equity in any account subject to the regulations of the CFTC under the Commodity Exchange Act, as amended (the “Act”), to carry trades or to offset any net deficit of Customer in goods or property not included in the term “commodity” as defined in said regulations.

6.	LIQUIDATION:

In the event that (a) Customer shall fail to timely deposit or maintain or to make payment of margin or any other amount hereunder; (b) Customer (if an individual) shall die or be judicially declared incompetent or (if an entity) shall be dissolved or otherwise terminated; (c) a proceeding under the Bankruptcy Act, an assignment for the benefit of creditors, or an application for a receiver, custodian, or trustee shall be filed or applied for by or against Customer; (d) an attachment is levied against Customer’s account; (e) the property deposited as collateral is determined by Broker in its sole discretion, regardless of current market quotation, to be inadequate to properly secure the account; or (f) at any time Broker deems it necessary for its protection for any reason whatsoever, Broker may, in the manner it deems appropriate in order to prevent or minimize loss, close out Customer’s open positions in whole or in part, sell any or all of Customer’s property held by Broker, including but not limited to exchange memberships, buy any securities, futures contracts, options or other property for Customer’s account, and cancel any outstanding orders and commitments made by Broker on behalf of Customer. Such sale, purchase or cancellation may be made at Broker’s discretion without advertising the same and without notice to Customer or Customer’s personal representatives and without prior tender, demand for margin or payment, or call of any kind upon Customer. Broker may purchase the whole or any part thereof free from any right of redemption. It is understood that a prior demand or call or prior notice of the time and place of such sale or purchase shall not be considered a waiver of Broker’s right to sell or buy without demand or notice as herein provided. Customer shall remain liable for and shall pay to Broker immediately the amount of any deficiency in any account of Customer with Broker resulting from any transaction described above. For purposes of this Customer Agreement, a reasonable amount of time shall be deemed to be one hour or less, if in Broker’s sole discretion market and/or other conditions required that margin calls be met in less than one hour.

7.	DISCHARGE OF OBLIGATION:

Customer undertakes, at any time upon Broker’s demand, to discharge all obligations to Broker, or, in the event of a closing of any of Customer’s accounts in whole or in part, to pay Broker the deficiency, if any, including costs, damages or attorney fees suffered or paid by Broker, directly or indirectly, in connection with such deficiency. In lieu of requiring the immediate discharge of any of Customer’s obligations, Broker may, in Broker’s discretion, demand security for such obligation (and if Broker so elects, for all future obligations of Customer) in which event Customer will either discharge all existing obligations to Broker or furnish such security as Broker shall have demanded, and, in that connection, execute and deliver such security agreements, financing statements and other documents, informs prescribed or approved by Broker, as Broker shall reasonably request.

8.	RISK OF LOSS; INDEMNIFICATION; LIMITATION OF LIABILITY:

All transactions effected for Customer’s accounts and all fluctuations in the market prices of the futures contracts carried in Customer’s accounts are at Customer’s sole risk and Customer shall be solely liable under all circumstances for any losses arising from such transactions. By execution of this Agreement, Customer warrants that Customer is willing and financially able to sustain any such losses. Broker is not responsible for the obligations of the persons with whom Customer’s transactions are effected, nor is Broker responsible for delays in transmission, delivery or execution of Customer’s orders due to malfunctions of communications facilities or other causes. Broker shall not be liable to Customer for the loss of any margin deposits which is the direct or indirect result of the bankruptcy, insolvency, liquidation, receivership, custodianship or assignment for the benefit of creditors of any bank, another clearing broker, exchange, clearing organization or similar entity. Customer agrees to indemnify Broker and hold Broker harmless from any liability, cost or expense (including attorneys’ fees, allocated costs of internal attorneys, compliance and other personnel, and expenses and any fines or penalties imposed by any governmental agency, contract market, exchange, clearing organization or other self-regulatory body) which Broker may incur or be subjected to with respect to Customer’s account or any transaction or position therein. Without limiting the generality of the foregoing, Customer agrees to reimburse Broker on demand for any cost of collection incurred by Broker in collecting any sums owing by Customer under this Agreement and any cost incurred by Broker in successfully defending itself against any claims asserted by Customer, including all attorneys’ fees, interest and expenses.

Customer authorizes Broker to purchase and sell futures contracts in accordance with Customer’s or Introducing Broker’s or an agent’s (as applicable) oral or written instructions. In executing transactions on an exchange, Broker will not be responsible to Customer for negligence or misconduct of any third party brokers selected by Broker. Broker will not be responsible to Customer in the event of error, failure, negligence, or misconduct on the part of any non-Guaranteed Introducing Broker, agent, Commodity Trading Advisor, or other person acting on Customer’s behalf and, without limiting the foregoing, Broker has no obligation to investigate the facts surrounding any transaction in any account which is introduced by such non-Guaranteed Introducing Broker, agent, Commodity Trading Advisor, or other person. Further, Broker is not responsible or liable whatsoever for any matter relating to the practices, actions or any other matter in regard to a non–Guaranteed Introducing Broker, agent, Commodity Trading Advisor, or other person. If using an Introducing Broker, agent, Commodity Trading Advisor or other person, Customer agrees not to bring any action or counterclaim against Broker and will assert any such claim against only the Introducing Broker, agent, Commodity Trading Advisor, or other person for any redress with respect to any matter other than Broker’s gross negligence or willful misconduct in executing, clearing and/or accounting of transactions.

With respect to Guaranteed Introducing Brokers, Customer agrees that Broker’s maximum liability to Customer shall be limited to the amount of the minimum net capital requirement (calculated in accordance with 17 C.F.R. §1.17 as of the date of the finding of actual liability) that would have been required for the Guaranteed Introducing Broker had it been a non-Guaranteed Introducing Broker. Customer expressly acknowledges that a finding of liability against an Introducing Broker may substantially exceed the amount of the Introducing Broker’s minimum net capital requirement which, in some circumstances, may be as low as $45,000. This means that Customer’s right to recover from Broker, with respect to any Guaranteed Introducing Broker, pursuant to the provisions of this paragraph could also be limited to $45,000.

Customer shall have no claim against Broker for any losses caused directly or indirectly by: (a) governmental, court, exchange, regulatory or self-regulatory organization restrictions, regulations, rules, decisions, or orders; (b) suspension or termination of trading; (c) war or civil or labor disturbance; (d) delay or inaccuracy in the transmission or reporting of orders due to a breakdown or failure of computer services, transmission, communication or execution facilities; (e) the failure or delay by any exchange or clearinghouse to enforce its rules or to pay to Broker any margin due in respect of Customer’s account; (f) the failure or delay by any bank, trust company, clearing organization, or other person which, pursuant to applicable exchange rules, is holding Customer funds, securities, or other property to pay or deliver the same to Broker; (g) any other cause or causes beyond Broker’s control; (h) as a result of any action taken by Broker or its agents to comply with applicable laws; (i) as a result of any actions taken by Broker in connection with the exercise of available remedies; (j) for acts or omissions of those neither employed nor supervised by Broker. Broker shall not be responsible for any losses except to the extent that such losses directly arise from its gross negligence or willful misconduct. In no event will Broker or any of its service providers be liable to Customer for consequential, incidental or special damages, even if advised of the possibility of such damages. Broker’s violation of any applicable laws shall not provide Customer with either a defense to a claim by Broker or the basis of a claim against Broker.

9.	FAILURE TO DELIVER:

If at any time Customer fails to deliver to Broker any property previously sold by Broker on Customer’s behalf or fails to deliver property, securities or financial instruments in compliance with futures contracts, or if Broker shall be required or shall deem it necessary (whether by reason of the requirements of any exchange, clearing house or otherwise) to replace any securities, futures contracts, financial instruments or other property theretofore delivered by Broker for the account of Customer with other property of like equivalent kind or account, Customer authorizes Broker in its sole judgment to borrow or to buy any property necessary to make delivery thereof or to replace any such property previously delivered and to deliver the same to such other party to whom delivery is to be made. Broker may subsequently repay any borrowing thereof with property purchased or otherwise acquired for the account of Customer. Customer shall pay Broker for any cost, loss and damage from the foregoing (including consequential damages, penalties and fines) which Broker may be required to incur or which Broker may sustain from its inability to borrow or buy any such property.

10.	SECURITY AGREEMENT:

All monies, securities, options, financial instruments, futures contracts or other property (“property”) now or at any future time in Customer’s account or held for Customer (either individually or jointly with others) by Broker or by any clearing house through which Customer’s trades are executed, or which may be in Broker’s or any affiliate’s possession for any purpose (including safekeeping) are hereby pledged to Broker and shall be subject to a first priority security interest, general lien and right of set off in Broker’s favor to secure all indebtedness at any time owing from Customer to Broker and/or its affiliates. Broker is hereby authorized to sell any and all property in any of Customer’s accounts without notice to satisfy such general lien. Property in or carried for the Customer’s account(s) shall be segregated as required by the Act and the rules of the CFTC. Subject to such segregation requirements, Customer hereby grants to Broker the right to pledge, re-pledge, hypothecate, re-hypothecate, or invest, either separately or with other property, any securities or other property held by Broker for the account of Customer or as collateral therefor, including without limitation to any exchange or clearing house through which trades of Customer are effected. Broker may deliver securities or other property of like or equivalent kind or amount. In lieu of requiring the immediate discharge of any obligation of Customer, Broker may, in its discretion, demand security for such obligation (and, if Broker so elects, for all future obligations of Customer), in which event Customer will either discharge all existing obligations to Broker or furnish such security as Broker shall have demanded, and, in connection therewith, execute and deliver security agreements, financing statements, and other documents, in forms required or approved by Broker. Without the consent of Broker, Customer will not cause or allow any of the collateral held in any Customer account, whether now owned or hereafter acquired, to be or become subject to liens, security interests, mortgages or encumbrances of any nature other than the security interest in favor of Broker and its affiliates. Customer acknowledges that Broker and each of its affiliates act as agents for each other in respect of the collateral subject to the security interest, lien and right of set-off described above. Broker is authorized to transfer among a regulated account and any other account, including foreign exchange accounts and non-regulated accounts and vice versa, such excess funds as may be required for any reason Broker deems appropriate in its sole and absolute discretion.

11.	INVESTMENT OF PROPERTY:

All property now or hereafter held or carried by Broker for Customer may from time to time without notice to Customer be invested by Broker or others, separately or with any other property; provided that such property shall be segregated to the extent required by, and shall be invested only in accordance with, rules of the CFTC. Broker shall be under no obligation to deliver the same certificates, instruments or securities deposited with Broker or received by Broker for the account of Customer, but may deliver other certificates, instruments or securities of like or equivalent kind or amount.

12.	NO LIABILITY FOR SYSTEM DELAYS AND FAILURES:

Broker shall not be liable for delays in the transmission or execution of orders due to breakdown or failure of transmission or communication facilities, or for any other cause beyond Broker’s control including, without limitation, actions taken or resulting in connection with any third party breach of Customer’s communications systems or technology used by Customer. With respect to elements of electronic order entry as to which Broker has retained any liability as expressly set forth in writing in this Agreement, Customer agrees that Broker’s liability shall be limited to gross negligence or willful misconduct. Customer agrees that Broker shall not be liable for any losses, damages, costs or expense (including, but not limited to, loss of profits, loss of use, direct, indirect, incidental or consequential damages) arising from (a) any failure or malfunction, including but not limited to any inability, for any reason, to enter or cancel electronic orders; or (b) any fault in delivery, delay, omission, suspension, inaccuracy or termination, or any other cause in connection with the furnishing, performance, maintenance, use of or inability to use all or any part of any electronic order entry system or any of Broker’s and/or exchange services or facilities used to support any electronic order system (collectively referred to as “ORS”). If, in connection with the use of any ORS, Customer receives a password, Customer agrees to be solely responsible for any order entered using Customer’s password. Customer understands that while accessing an ORS through the Internet or otherwise generally is dependable, technical problems or other conditions may delay or prevent Customer from entering or canceling an order on the ORS, or likewise may delay or prevent an order transmitted through the ORS from being executed. Broker shall not be liable for, and Customer agrees not to hold or seek to hold Broker liable for, any technical problems, ORS failures and malfunctions, ORS access issues, ORS capacity issues, high Internet traffic demand, security breaches and unauthorized access beyond the reasonable control of Broker, and other similar computer problems and defects. Broker does not represent, warrant or guarantee that Customer will be able to access or use any ORS at times or locations of Customer’s choosing, or that Broker will have adequate capacity for the ORS as a whole or in any geographic location. Broker does not represent, warrant or guarantee that the ORS will provide uninterrupted and error free service. Broker does not make any warranties or guarantees, express or implied, with respect to the ORS or its content, including without limitation, warranties of merchantability or fitness for a particular purpose. Broker shall not be liable to Customer for any loss, cost, damages or other injury, whether in contract or tort, arising out of or caused in whole or in part by Customer’s use of or reliance on the ORS or its content. In no event will Broker be liable to Customer or any third party for any punitive, consequential, special or similar damages even if advised of the possibility of such damage. In some jurisdictions, the liability of Broker shall be limited in accordance with this Agreement to the extent permitted by law. Broker reserves the right to suspend service and deny access to any ORS without prior notice during scheduled or unscheduled ORS maintenance or upgrading or as a result of any breach by Customer of its obligations to Broker or any other risk to Broker in Broker’s sole discretion.

Customer acknowledges and agrees that the ORS may be used only by a User to whom Broker has issued a User ID and authorized a Password; as such terms are defined below. Broker reserves the right to terminate, suspend or change any User ID or Password and to limit or restrict, in its sole discretion, the ORS offered to Customer or User for any reason. A “User” is Customer and any person whom Customer has authorized, in a manner designated by Broker, to access Customer’s accounts through the ORS or to enter orders. “User ID” means an alphanumeric code that uniquely identifies a User for purposes of the ORS, and “Password” means any authentication device (including alphanumeric codes) associated with a User ID that Broker may now or in the future require for access to the Customer’s accounts or to Broker’s ORS.

Customer is fully and solely responsible for all acts and omissions relating to the use of the ORS for its accounts and the use of information regarding the account, by any person who uses the User ID and Password of any of the Users. Customer may not, and shall ensure that its Users do not, share its User IDs or Passwords with others, and must notify Broker immediately if it knows or suspects that the confidentiality of the Password or any of the Users has been compromised. Only persons to whom Broker has issued a User ID may use the ORS under that User ID. Customer further agrees to notify Broker of the names of any Users to whom it wishes to provide view-only access, if such access is available, or any other type of authority relating to the accounts or User ID.

Customer will adhere to all procedures instituted by Broker regarding the transmission of orders for execution. Broker and Customer shall cooperate to correct or reconcile all trades made in error or other differences which may occur between Broker and Customer or any third party. Customer agrees to immediately compare all reports of execution for accuracy and completeness with orders entered for execution and acknowledges that Broker shall not be liable in any manner whatsoever for any loss resulting from execution errors which were or should have been revealed by such comparison unless such errors are reported to Broker prior to 8:00 a.m. Central Time on the next succeeding business day. Concurrence between the parties with respect to a day’s trades will be binding, except that Broker shall have the right to amend, add, or cancel any trade if floor and clearing organization reports properly support such action. Any such amendment, addition, or cancellation will be reported to Customer promptly after receipt and review of such reports by Broker, and Customer hereby agrees to accept such amendment, addition, or cancellation. Any trade not specifically authorized by Customer must be immediately reported by Customer to Broker’s Compliance Department and Customer will be financially responsible for all trades not so reported and for any losses arising from a course of dealing involving a grant of authority or de facto control over an account to Introducing Broker or any agent.

13.	MARKET DATA:

In order for the Customer to receive market data, Customer agrees to the provisions of any regulation, interpretation or document required by any exchange and market, as well as any Broker policy as maybe amended, from time to time.

14.	FLOOR BROKERS; NO ADVICE:

Customer acknowledges and understands that it has a right to specify and direct which broker on the floor of a contract market is selected to execute an order placed for Customer’s accounts, and Customer hereby expressly waives such right and further agrees to hold Broker harmless for effecting such selection and from and against any liability, claim or cause of action which Customer might have against Broker under the Act or otherwise for the alleged action or omission to act of any such floor broker or from any claim arising from an alleged violation of the Act in the execution of an order for Customer’s accounts by such floor broker. Customer acknowledges that Broker does not make any trading recommendations or provide trading advice and market or other information communicated to Customer by Broker does not constitute an offer to sell or the solicitation of an offer to buy any futures contract. Any such information, although based upon information obtained from sources believed by Broker to be reliable, may be incomplete, may not be verified and may be changed without notice to Customer, and Broker makes no representation, warranty or guarantee with respect thereto.

15.	CONSENT TO CROSS TRANSACTION:

Customer hereby agrees that Broker, its agents and/or floor brokers handling Broker’s orders, may, without prior notice, execute Customer’s orders in which Broker, its directors, officers, employees, agents and/or floor brokers may directly or indirectly, become the buyer to Customer’s sell order or the seller to Customer’s buy order, provided that such executions are made in accordance with exchange rules and any applicable provision of the Act or regulations of the CFTC.

16.	EXERCISE, ASSIGNMENTS, AND DELIVERIES:

With regard to options transactions, Customer understands that some exchange clearing houses have established exercise requirements for the tender of exercise instructions and that options will become worthless in the event that Customer does not deliver instructions by such expiration times. At least two business days prior to the last trading day in the case of long and short positions in options, Customer will give Broker instructions to liquidate, exercise, or allow the expiration of such options, and will deliver to Broker sufficient funds required in connection with exercise. If such instructions or such funds are not received by Broker prior to the expiration of the option, Broker may permit an option to expire. Customer also understands that certain exchanges and clearing houses automatically exercise some “in-the-money” options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent exercise of an option contract, as the case may be; Broker is not required to take any action with respect to an option, including without limitation any action to exercise a valuable option contract prior to its expiration or to prevent the automatic exercise of an option, except upon Customer’s express instructions. Customer further understands that Broker also has established exercise cut-off times, which may be different from the times established by the contract markets in clearing houses. In the event that timely exercise and assignment instructions are not given, Customer hereby agrees to waive any and all claims for damage or loss Customer might have against Broker arising out of the fact that an option was or was not exercised. Customer understands that Broker randomly assigns exercise notices to Customers, that all short option positions are subject to assignment at any time, including positions established on the same day that exercises are assigned, and that exercise assignment notices are allocated randomly from among all Customers’ short option positions which are subject to exercise.

With regard to futures or forwards transactions, liquidating instructions on open positions in a current delivery month must be given to Broker at least five business days prior to the first notice day in the case of long positions, and at least five business days prior to the last trading day in the case of short positions. Alternatively, sufficient funds to take delivery or the necessary delivery documents must be delivered to Broker within the same period described above. If funds, documents or instructions are not received, Broker may, without notice, either liquidate Customer’s position, roll such position forward, or make or receive delivery on behalf of Customer upon such terms and by such methods as Broker, in its sole discretion, determines. Broker shall have no liability to Customer for any such action. If Broker takes delivery of any property for Customer’s account, Customer agrees to pay all delivery, storage, insurance, interest and related charges, and to guarantee and hold Broker harmless against any loss it may suffer, directly or indirectly, from a decline in the value of such property. Customer expressly acknowledges that, particularly in volatile markets, the making or accepting of delivery may involve a higher degree of risk than liquidating a position by offset.

17.	COMMUNICATIONS; EMAIL:

All communications to Customer shall be to Customer’s mailing address indicated below or to such other place as Customer gives notice in writing to Broker. All communications so sent to Customer, whether by mail, telecopy, messenger or otherwise and electronic transmission shall be deemed to have been personally delivered to Customer whether actually received or not. Notices sent by messenger shall be deemed duly given when delivered to the address of Customer as designated below. Notices sent by telecopy shall be deemed duly given one hour after the time sent. Notices sent by mail shall be deemed duly given at 8:00 A.M. (Chicago time) on the business day immediately following the date of mailing. All communications to Broker shall be to its address stated above or such other place as Broker gives notice to Customer.

Customer accepts full responsibility for the use and protection of Customer’s electronic mail addresses as well as for any transmission or order submitted under Customer’s electronic mail addresses. Customer acknowledges and agrees that use of electronic mail to submit orders will be at the sole risk of, and will for all purposes be binding upon, the Customer as if the electronic mail had been submitted by Customer. Customer agrees to any financial liability for any orders transmitted under the Customer’s electronic email addresses. All transmissions generated by electronic mail will be deemed to be authorized and made by Customer and Customer agrees to indemnify and defend Broker and its directors, officers, employees, agents or affiliates against any claims, costs, expenses (including reasonable attorney’s fees) and losses that Broker incurs arising out of Customer’s use of electronic mail. Broker reserves the right at any time, in its sole discretion, to temporarily or permanently restrict the use of electronic mail to submit orders. Further, Broker reserves the right, in its sole discretion, to institute or change policies at any time. To the extent Customer has agreed to receive communications via email, upon Customer’s request, Broker will use an alternative method of delivering such documents or information to Customer, at Customer’s sole expense, with a fee established by Broker, which may be adjusted from time to time.

18.	REQUEST FOR ELECTRONIC TRANSMISSION OF CUSTOMER STATEMENTS:

Customer understands that there is a risk of failure of any electronic transmission, and will not hold Broker liable directly or indirectly for such failure. If Customer fails to receive any confirmation or other statements that reflect activity of which Customer is or should be aware in any account, Customer will contact a Broker customer service representative immediately but in no event by later 8:00 a.m. (Chicago Time) on the, business day following, the day of any such activity.

This consent shall be effective until revoked by Customer in writing, signed by the undersigned and delivered to a Futures Division of Wedbush Securities Inc., 141 W. Jackson Blvd., Suite 1710-A, Chicago, IL 60604, Attn: Compliance, after receipt and ordinary course processing by same. In addition, Customer acknowledges that for its protection and the protection of Broker, any request to change the email address listed below of Customer must be in writing and must bear the signature of Customer. In the event such a request is received from a legal entity, such as a corporation, limited liability company or partnership, the request must be accompanied by appropriate documentation establishing that the person signing the request possesses the requisite authority to bind the entity in a form acceptable to Broker. By signing below, Customer represents that the delivery and execution of this consent has been, duly authorized.

If Customer requires receipt of paper statements via the United States Postal Service or other means, Broker reserves the right to charge fees in respect thereof which are posted electronically by Broker and are subject to change without notice. Customer should periodically verify all applicable fees and expenses. Fees and expenses are available on the Client Portal (https://portal.wedbushfutures.com/Login) or can be obtained by contacting your Account Executive. Customer will also be required to separately agree to other fees and expenses by receipt of email acknowledgement from Customer and/or signed Customer acknowledgement (by electronic or manual means) as determined by Broker.

19.	RIGHTS AND REMEDIES:

The rights and remedies conferred upon Broker shall be cumulative, and the exercise of waiver of any thereof shall not preclude or inhibit the exercise of additional rights and remedies. Broker’s failure at any time to insist upon strict compliance with this Agreement or any of its terms or any continued course of conduct on Customer’s part shall not constitute or be considered a waiver by Broker of any of its rights. This Agreement, and the documents contained in the application by Customer to Broker to open a relationship with Broker entered into in connection herewith, contain the entire agreement between the parties and supersedes any prior agreements between the parties as to the subject matter hereof. Other than as may be expressly set forth in this Agreement, no provision of this Agreement shall in any respect be waived, modified, altered, or changed except in writing signed by a duly authorized officer of Broker.

20.	ASSIGNMENT AND SUCCESSION:

This Agreement shall inure to the benefit of the Broker, its successors, and assigns, and shall be binding upon Customer and Customer’s heirs, estate, executors, administrators, successors and assigns. The provisions of this Agreement shall be continuous and shall cover individually and collectively all accounts which Customer now maintains or may in the future open or reopen with Broker. Broker may assign Customer’s account to another registered futures commission merchant by notifying Customer of the date and name of the intended assignee ten (10) days prior to the assignment. Unless Customer objects to the assignment in writing prior to the scheduled date for assignment, the assignment will be binding on Customer. Anything to the contrary notwithstanding, Customer agrees that Broker may modify the terms of this Agreement upon prior written notice to Customer. By continuing to accept services from Broker, Customer will have indicated acceptance of any such modification. If Customer does not accept such modification, Customer must notify Broker in writing and Customer’s account may then be terminated, but Customer will remain liable to Broker for all remaining liabilities and obligations.

21.	CUSTOMER REPRESENTATION:

Customer represents that (a) (if an individual), such person is of the age of majority, of sound mind, and authorized to open accounts and enter into this Agreement and to effectuate transactions in futures contracts as contemplated hereby; (b) if an entity, Customer is validly existing and empowered to enter into this Agreement and to effect transactions in futures contracts as contemplated hereby; (c) the statements and financial information contained on Customer’s Application submitted herewith (including any financial statement submitted therewith) are true and correct; (d) Customer has read, understands and has signed the CFTC Risk Disclosure Statements previously furnished by Broker; and (e) no person or entity has any interest in or control of any account of which this Agreement pertains except as disclosed in the Customer Information and Application (Customer Application). Customer further represents that, except as theretofore disclosed to Broker in writing, he is not an officer or an employee of any exchange board of trade, clearing house, bank or trust company or an “affiliated person” (as defined in the regulations of the CFTC) of any futures commission merchant, or an introducing broker, or an officer, partner, director, or employee of any securities broker or dealer. Customer agrees to furnish appropriate financial statements to Broker, to disclose to Broker any significant changes in the financial position of Customer and to furnish promptly such other information concerning Customer as broker reasonably request.

22.	CUSTOMER ABLE TO ASSUME RISK:

Customer affirms that Customer is able to assume the financial risks of commodity futures trading and that commodity futures’ trading meets Customer’s financial objectives. Customer agrees to immediately notify Broker if there is any significant change in Customer’s financial condition or objectives.

23.	CLEARING BROKER RESPONSIBILITIES:

If Customer’s account is carried by Broker only as a clearing broker, Customer acknowledges that Broker is not responsible for the conduct, representations, and statements of the introducing broker in the handling of Customer’s accounts. Customer acknowledges that Broker’s sole responsibility in such circumstances is to execute, clear and account for orders transmitted to Broker by or on behalf of Customer.

24.	CONSENT TO CREDIT CHECK; ANTI-MONEY LAUNDERING PROVISIONS:

Customer understands an investigation may be made pertaining to Customer’s credit standing and business accounts, and authorizes Broker to contract such banks, financial institutions, and credit agencies as Broker shall deem appropriate. Customer acknowledges that any account established pursuant to this Agreement shall be subject to anti-money laundering requirements established by applicable government agencies or self-regulating organizations. Accordingly, Customer shall promptly provide any documents or certifications requested by Broker which Broker believes are necessary or advisable to obtain for anti-money laundering compliance purposes.

25.	LIMITS ON POSITIONS HELD:

Customer acknowledges Broker’s right to limit the number of open positions which Customer may maintain or acquire through Broker at any time and Customer agrees not to make any trade through Broker which would have the effect of exceeding the limitations imposed on Customer by Broker. Customer further agrees not to exceed the position limits set by the CFTC or any exchange, whether acting alone or with others, and to promptly advise Broker if Customer is required to file reports of commodity positions with the CFTC.

26.	FOREIGN CURRENCY TRANSACTIONS:

If Customer directs Broker to enter into any futures contract and such transaction is to be effected in a foreign currency; (a) any profit or loss arising as a result of a fluctuation in the exchange rate affecting such currency will be entirely for the Customer’s account and risk; (b) all initial and subsequent deposits for market purposes shall be made in U.S. Dollars in such amounts as Broker in its sole discretion may require; and (c) Broker is authorized to convert funds in the Customer’s accounts into and from such foreign currency at an exchange rate determined by Broker in its sole discretion and charge applicable fees in connection therewith.

27.	FUNDS HELD IN FOREIGN COUNTRIES AND/OR FOREIGN CURRENCY:

Customer acknowledges and understands that Customer’s funds may be held in the United States or the country of origin of any currency other than the United States, and Customer authorizes and consents to Customer’s funds being held outside the United States in a jurisdiction other than one of the foregoing or the country of origin of the currency. Accounts are subject to the risk that events could occur which hinder or prevent the availability of these funds for distribution to customers. Such accounts also may be subject to foreign currency exchange rate risks. Customer authorizes the deposit, use and/or holding of funds into such as noted herein.

28.	RECORDING:

Customer understands that Broker in its sole discretion may record, on tape or otherwise, any telephone conversation between Broker and Customer. Customer hereby agrees and consents to such recording and waives any right Customer may have to object to the admissibility into evidence of such recording in any legal proceeding to which Broker is a party or in which Broker’s records are subpoenaed.

29.	DESIGNATION OF AGENT FOR SERVICE OF PROCESS (APPLIES TO FOREIGN TRADERS AND FOREIGN BROKERS ONLY):

CFTC Rule 15.05 provides that a futures commission merchant that executes transactions for the account of a foreign trader or foreign broker will be deemed to be the agent of that foreign trader or foreign broker for purposes of accepting delivery of any communication issued by or on behalf of the CFTC. The futures commission merchant is then required to transm it promptly any such communication to the foreign trader or foreign broker. A foreign trader or foreign broker may, however, designate an agent other than its futures commission merchant. Such alternate designation must be evidenced by a written agreement, which must be provided to the futures commission merchant prior to the opening of the account, and which the futures commission merchant, in turn, must forward to the CFTC. Accordingly, for any foreign trader or foreign broker Customer, unless Customer makes the alternate designation described above, Broker will be deemed Customer’s agent (and, if Customer is a broker, the agent of each Customer holding a position in Customer’s account) for purposes of receiving and transmitting all CFTC communications to Customer pursuant to CFTC Rules 15.05 and 21.03. This includes, but is not limited to, special calls for information. In the event of a special call for information, Broker shall be required to provide the information set forth in CFTC Regulation 21.03(e). Customer should be aware that failure to respond to a special call may cause the CFTC to prohibit execution of trades (other than offsetting trades) for Customer for contracts having the expiration date(s) and month(s) set forth in the special call.

30.	TERMINATION:

This Agreement may be terminated by Broker or Customer immediately upon written notice to the other party; however, in the event of Customer’s bankruptcy, death, incompetence, dissolution or failure to provide adequate margin, Broker may terminate immediately without prior notice to Customer. In the event of termination and where Broker has not liquidated positions in an account under its rights granted in this Agreement, Customer shall immediately liquidate such positions, or transfer such positions to another FCM. If Customer does not comply with the foregoing, Broker may liquidate the positions and Customer agrees to indemnify and hold Broker harmless from any and all losses resulting from such liquidation. Notwithstanding any termination, Customer shall satisfy all obligations to Broker arising hereunder (including, but not limited to, payment of applicable debit balances, commissions, fees, including fees with respect to the transfer of positions to another FCM). The termination of this Agreement shall not affect the obligations of the parties arising from transactions entered into prior to such termination. Any section of this Agreement which is expressed or required to survive, or should by its nature survive, shall survive any termination and, without limitation, all indemnity obligations, waivers of liability in favor of Broker and provisions relating to choice of law, venue and/or arbitration, shall be broadly construed to survive termination.

31.	OFFSETTING POSITIONS:

If Customer maintains separate accounts in which, pursuant to CFTC Regulation 1.46, offsetting positions are not closed out, Broker hereby advises Customer that (if held open) offsetting long and short hedge positions in the separate accounts may result in the charging of additional fees and commissions and the payment of additional margin, although offsetting positions will result in no additional market gain or loss.

32.	ELECTRONIC SIGNATURE:

Customer agrees that any records stored by a printed media storage method shall be deemed complete, true and genuine record of Customer’s account documents and signatures. If Customer elects to open an account through the use of an electronic signature under the federal E-SIGN legislation, such electronic signature will meet the requirements of an original signature. However, at the sole discretion of Broker, documents signed and transmitted by facsimile machine or electronic mail may be accepted as original documents. The signature of any person or entity thereon, is to be considered as an original signature and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. No party hereto may raise the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this section. Customer attests that if Customer has downloaded this Agreement from the internet or any electronic message, Customer has printed it directly from the PDF or other electronic file provided by Broker without modification. Customer consents and agrees that its use of a key pad, mouse or other device to select an item, button, icon or similar act/action while using any electronic service Broker offers, or in accessing or making any transactions regarding any agreement, acknowledgment, consent, terms, disclosures or conditions constitutes such Customer’s signature, acceptance and agreement as if actually signed by such Customer in writing. Further, Customer agrees that no certification authority or other third party verification is necessary to the enforceability of their signature or any resulting contract between them and Broker.

33.	HEADINGS AND GENDER:

The headings of each provision are for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each provision. Where the context requires, the singular shall import the plural and the masculine shall import the feminine.

34.	GOVERNING LAW:

This Agreement shall be governed by the laws of the State of Illinois. No action, regardless of form, arising out of transactions under this Agreement may be brought by customer more than one year after the cause of action arose. This paragraph acts as a waiver of the Act’s two-year statute of limitations for filing complaints in Reparations, the National Futures Association’s two-year statute of limitations for filing Demands for Arbitrations and also acts as a waiver of all other state and federal law limitation periods.

35.	ACKNOWLEDGEMENT OF RECEIPT OF RISK DISCLOSURE STATEMENT:

Customer hereby acknowledges receipt and Customer understands each of the following documents prior to the opening of the account; Risk Disclosure Statement for Futures and Options, and Electronic Trading and Order Routing Systems Disclosure Statement.

36.	FCM DISCLOSURE DOCUMENT (RULE 1.55) ACKNOWLEDGEMENT:

The CFTC requires each futures commission merchant (“FCM”) to provide certain information to a customer prior to the time the customer first enters into an account agreement with the FCM or deposits money or securities (funds) with the FCM. To view this disclosure document, visit the following link, http://wedbushfutures.com/disclosures/disclosures.

37.	DISCLOSURE STATEMENT RELATING TO NON-CASH MARGIN:

This statement is furnished to you because Rule 190.10(c) of the CFTC requires it for reasons of fair notice unrelated to Broker’s current financial condition.

A.	Customer should know that in the unlikely event of Broker’s bankruptcy, property, including property specifically traceable to Customer, will be returned, transferred or distributed to Customer, or on Customer’s behalf, only to the extent of Customer’s pro-rata share of all property available for distribution to customers.

B.	Further notice concerning the terms for the return of specifically identifiable property will be by publication in a newspaper of general circulation.

C.	The CFTC’ regulations concerning bankruptcies of Commodity Brokers can be found at 17 Code of Federal Regulations Part 190.

38.	ACKNOWLEDGEMENT:

CUSTOMER HEREBY UNDERSTANDS THE AGREEMENT AND RELATED DISCLOSURES AND CONSENTS AND AGREES TO ALL OF THE TERMS AND CONDITIONS OF THE AGREEMENT SET FORTH ABOVE AND RELATED DISCLOSURES. CUSTOMER ACKNOWLEDGES THAT TRADING IN COMMODITY INTERESTS IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND IS APPROPRIATE ONLY FOR PERSONS WHO CAN ASSUME RISK OF LOSS IN EXCESS OF THEIR MARGIN DEPOSIT.

Printed Customer Name		Printed Name

By:
	Customer Signature	Title of Signatory

Printed Customer Name (Joint Holder)		Printed Name

By:
	Customer Signature (Joint Holder)	Title of Signatory

Date: